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Exhibit 23.02

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-88543, 333-95713, 333-35738, and 333-44768) of
Silicon Image, Inc. of our report dated January 25, 2001 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
March 29, 2001